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                                                                       EXHIBIT 5

                           [LETTERHEAD APPEARS HERE]

                           Reed Smith Shaw & McClay

                               435 SIXTH AVENUE

                     PITTSBURGH,  PENNSYLVANIA 15219-1886

                                 412-288-3131

                               FAX 412-288-3063

                                          April 17, 1997


Keystone Financial, Inc.
One Keystone Plaza
Front and Market Streets
P.O. Box 3660
Harrisburg,PA 17105-3660

            RE:  Keystone Financial Mid-Atlantic Funding
                 Corp. and Keystone Financial, Inc.
                 Registration Statement on Form S-3 re
                 Senior and Subordinated Medium Term
                 Notes

Gentlemen:

        We are acting as counsel to Keystone Financial Mid-Atlantic Funding Corp. (the "Issuer") and Keystone Financial, Inc. (the "Guarantor") in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Issuer and the Guarantor with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, $400,000,000 aggregate principal amount of debt securities to be issued from time to time by the Issuer (the "Debt Securities") and guaranteed as to payment of principal, premium, if any, and interest, if any, by the Guarantor (the "Guarantees"). The Debt Securities will constitute either senior indebtedness of the Issuer (the "Senior Debt Securities") or subordinated indebtedness of the Issuer (the "Subordinated Debt Securities"). The Senior Debt Securities and related Guarantees will be issued under a proposed Senior
Indenture dated as of          , 1997 (the "Senior Indenture"), among the
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Issuer, the Guarantor and Bankers Trust Company, as Trustee. The Subordinated
Debt Securities and related Guarantees will be issued under a proposed
Subordinated Indenture dated as of       , 1997 (the "Subordinated Indenture"),
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among the Issuer, the Guarantor and Bankers Trust Company, as Trustee. This
opinion is being furnished to you for the purpose of being filed as an Exhibit to the Registration Statement.

                In connection with this opinion we have examined, among other things:

        (1) the Registration Statement and the prospectus included therein and the exhibits thereto;

        (2) a copy certified to our satisfaction of the Articles of Incorporation and by-laws of the Issuer as in effect on the date hereof;

        (3) a copy certified to our satisfaction of the Restated Articles of Incorporation and by-laws of the Guarantor as in effect on the date hereof;

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[LETTERHEAD APPEARS HERE]


Keystone Financial, Inc.                -2-                       April 17, 1997



        (4) copies certified to our satisfaction of resolutions adopted by the Board of Directors of the Issuer on April __, 1997, including resolutions authorizing the issuance and sale of Debt
                Securities:

        (5) copies certified to our satisfaction of resolutions adopted by the Board of Directors of the Guarantor on March 27, 1997, including resolutions authorizing the Guarantees;

        (6)     the form of Senior Indenture;

        (7)     the form of Subordinated Indenture; and

        (8) such other documents, corporate proceedings, statutes and decisions as we considered necessary to enable us to furnish this opinion.

                We have assumed for the purposes of this opinion that:

        (1) the Senior Indenture will be executed and delivered by authorized officers of each of the parties thereto and will be in substantially the form heretofore furnished to us;

        (2) the Subordinated Indenture will be executed and delivered by authorized officers of each of the parties thereto and will be in substantially the form heretofore furnished to us; and

        (3) the genuiness of all signatures, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or other copies.

                Based upon the foregoing, we are pleased to advise you that, in our opinion:

        (1) The Debt Securities, when (i) the terms thereof have been duly authorized and such instruments have been duly executed and authenticated pursuant to the Senior Indenture or the Subordinated Indenture, as the case may be, and (ii) issued, sold and delivered against payment therefor, will constitute valid and legally binding obligations of the Issuer; and

        (2) The Guarantees, when endorsed on duly executed, authenticated and issued Debt Securities and duly executed by the Guarantor, will constitute valid and legally binding obligations of the Guarantor.

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Keystone Financial, Inc.            -3-                 April 17, 1997

        The opinions set forth herein are qualified to the extent that the obligations of the Issuer and the Guarantor may be limited by bankruptcy, receivership, moratorium, insolvency, reorganization or other laws of general applicability including those generally applicable to financial institutions relating to or affecting the enforcement of creditors' rights and by general principles of equity.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Debt Securities" in the Prospectus forming a part of the Registration Statement.


                                                Very truly yours,



                                                /s/ Reed Smith Shaw & McClay




                                                REED SMITH SHAW & McCLAY